SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant       /X/
Filed by a Party other than the Registrant       /  /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential; for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          AMCON Distributing Company
              ------------------------------------------------
              (Name of Registrant as Specified in its Charter)


              ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     /1/  Title of each class of securities to which transaction applies:

     /2/  Aggregate number of securities to which transaction applies:

     /3/ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     /4/  Proposed maximum aggregate value of transaction:

     /5/  Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     /1/  Amount Previously Paid:
     /2/  Form, Schedule or Registration Statement No.:
     /3/  Filing Party:
     /4/  Date Filed:


                          AMCON DISTRIBUTING COMPANY
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               MARCH 9, 2001

The Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") will be held at the Embassy Suites Hotel, 555 South 10th Street, Omaha, Nebraska on Friday, March 9, 2001, at 9:00 a.m., Central Standard Time, for the following purposes:

   (1)  To elect three directors.

   (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for the Company for the fiscal year ending September 28, 2001.

   (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Enclosed herewith is a Proxy Statement setting forth information with respect to the election of three directors and the ratification of the appointment of the independent auditors of the Company.

Only stockholders holding shares of Common Stock of record at the close of business on February 1, 2001 will be entitled to notice of, and to vote at, the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.


                                 By Order of the Board of Directors


                                 Michael D. James
                                 ---------------------------------------
                                 Michael D. James, Secretary

Omaha, Nebraska
February 13, 2001


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.



                           AMCON Distributing Company
                                 10228 L Street
                             Omaha, Nebraska  68127

                                PROXY STATEMENT

                                     for

                         ANNUAL MEETING OF STOCKHOLDERS

                                      of

                                  COMMON STOCK

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") to be held on March 9, 2001 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 10228 L Street, Omaha, Nebraska 68127. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about February 13, 2001.

The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing a later-dated proxy with him. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. In addition, the directors believe outstanding shares held by executive officers and directors of the Company will be voted "FOR" each such proposal. Such shares represent approximately 39.8% of the total shares outstanding as of February 1, 2001. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast, or there are broker nonvotes.


VOTING SECURITIES AND BENEFICIAL OWNERSHIP
THEREOF BY PRINCIPAL STOCKHOLDERS,
DIRECTORS AND OFFICERS

Only holders of Common Stock of record at the close of business on February 1, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. At the Record Date, there were 2,737,991 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by each director and each nominee for director, by each of the executive officers named in the Summary Compensation Table, by each person believed by the Company to beneficially own more than 5% of the Company's Common Stock and by all present executive officers and directors of the Company as a group:

                                                          Number of
                                                            Shares          Percent
                                                         Beneficially         of
          Name                                              Owned            Class
------------------------                                 ------------       -------
William F. Wright, Director, Chairman of the Board        505,008 /1/       18.11%

Kathleen M. Evans, Director, President                    185,036 /2/        6.66

Jerry Fleming, Director, President of
  Food For Health Co., Inc.                                18,700 /3/          *

Michael D. James, Chief Financial Officer,
  Secretary and Treasurer                                   9,240 /4/          *

J. Tony Howard, Director                                  177,446 /5/        6.41

Allen D. Petersen, Director                               259,238 /6/        9.40

Timothy R. Pestotnik, Director                            240,298 /7/        8.75

William R. Hoppner, Director                              100,265 /8/        3.65

All executive officers and directors
  as a group (8 persons)                                1,268,133           43.48

Matthew F. Wright /9/                                     151,650            5.54

Mark A. Wright /10/                                       209,462            7.65

Wendy M. Wright /11/                                      328,252           11.99

Ane Patterson /12/                                        160,784            5.87


--------------------------------
* Less than 1% of class.

/1/ Includes options to purchase 50,600 shares of Common Stock at an average exercise price of $3.67 per share which may be exercised currently.

/2/ Includes options to purchase 38,500 shares of Common Stock at an average exercise price of $3.41 per share which may be exercised currently.

/3/ Includes options to purchase 17,600 shares of Common Stock at an average exercise price of $4.01 per share which may be exercised currently. Mr. Fleming also holds unvested options to acquire 8,800 shares of stock at an exercise price of $2.61 per share.

/4/ Includes options to purchase 8,140 shares of Common Stock at an average exercise price of $2.88 per share which may be exercised currently. Mr. James also holds unvested options to acquire 12,860 shares of common stock at an average exercise price of $6.14 per share.

/5/ Includes options to purchase 29,700 shares of Common Stock at an average exercise price of $3.68 per share which may be exercised currently.

/6/ Includes 227,098 shares of Common Stock held by the Lifeboat Foundation, over which Mr. Petersen shares voting power as a director, 11,440 shares held by the Draupnir Trust, over which Mr. Petersen has sole voting power as sole trustee, and options to purchase 18,700 shares of Common Stock at an average exercise price of $4.30 per share which may be exercised currently.

/7/ Includes 227,098 shares of Common Sock held by the Lifeboat Foundation, over which Mr. Pestotnik shares voting power as a director, and options to purchase 7,700 shares of Common Stock at an average exercise price of $6.72 per share which may be exercised currently.

/8/ Includes options to purchase 7,700 shares of Common Stock at an average exercise price of $6.72 per share which may be exercised currently.

/9/ 1840 Kings Highway, Lincoln, Nebraska 68502. The number of shares includes 2,970 shares over which Mr. Wright shares voting and investment power with his minor children.

/10/ 11110 E. Beck Lane, Scottsdale, Arizona 85259. The number of shares includes 650 shares over which Mr. Wright shares voting and investment power with his spouse and minor children.

/11/ 2600 West 6th Street, Lawrence, Kansas  66049.

/12/ 3055 St. Thomas Drive, Missoula, Montana 59803.


                           ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has nominated William F. Wright, Jerry Fleming, and William R. Hoppner to serve three-year terms as directors. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Messrs. Wright, Fleming and Hoppner. Messrs. Wright, Fleming and Hoppner have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why any of them might be unavailable to serve. If Mr. Wright, Mr. Fleming or Mr. Hoppner is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between Mr. Wright, Mr. Fleming or Mr. Hoppner and any other person pursuant to which they were selected as nominees. The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. WRIGHT, MR. FLEMING AND MR. HOPPNER.

The table below sets forth certain information regarding the directors of the Company. All members of, and nominees to, the Board of Directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                      Principal             Director  Term To
Name                   Age            Occupation             Since    Expire
------------------     ---    -------------------------     --------  -------
                                      NOMINEES

William F. Wright      58     Chairman of the Board /1/       1986     2001

Jerry Fleming          63     President of Food For Health
                              Co., Inc. /2/                   1997     2001

William R. Hoppner     50     Attorney, Consultant /3/        1994     2001

                            DIRECTORS CONTINUING IN OFFICE

J. Tony Howard         56     President of Nebraska
                              Distributing Company            1986     2002

Allen D. Petersen      59     Chairman and Chief Executive
                              Officer of American Tool
                              Companies, Inc.                 1993     2002

Kathleen M. Evans      53     President of the Company        1986     2003

Timothy R. Pestotnik   40     Attorney, Partner in the
                              law firm Luce, Forward,
                              Hamilton & Scripps, LLP         1998     2003

Information regarding other executive officers of the Company is found in the Company's Form 10-K, which is available upon request.

---------------------------
/1/ Mr. Wright has served as the Chairman and Chief Executive Officer of AMCON Corporation (the former parent of the Company) since 1976 and as Chairman of the Company and its predecessors since 1981. From 1968 to 1984, Mr. Wright practiced corporate and securities law in Lincoln, Nebraska. Mr. Wright is a graduate of the University of Nebraska and Duke University School of Law and is a certified public accountant. Mr. Wright is also a director of Gold Banc Corporation, Inc., a public bank holding company.

/2/ Food For Health Co., Inc. was acquired by the Company on November 10, 1997 and is a wholly owned subsidiary of the Company. Mr. Fleming has been President of Food For Health Co., Inc. since 1992.

/3/ Mr. Hoppner is currently of counsel to the law firm of Rehm and Bennett P.C., in Lincoln, NE. Mr. Hoppner acted as Executive Vice President of International Transportation Specialists, Inc. from 1985-1995 and has served as Chief of Staff to former U.S. Senator and Nebraska Governor Robert Kerrey and former U.S. Senator and Nebraska Governor J. James Exon. Mr. Hoppner resigned from the Board of Directors in October 1997 to pursue political office and was reappointed to the Board of Directors in December 1998.

The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended September 29, 2000, the Board of Directors held eight meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during fiscal 2000.

The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee. Nominations for directors are made by the entire Board of Directors.

AUDIT COMMITTEE. The functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing the adequacy of the Company's internal accounting controls with management and auditors, and reviewing fees charged by the Company's independent auditors. The Audit Committee is composed of Directors Hoppner, Pestotnik and Petersen. The Audit Committee held six meeting(s) during fiscal 2000.

COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation policy, changes in salary levels, bonus payments and awards pursuant to the Company's management incentive plans for executive officers and outside directors. The Compensation Committee also administers the Company's 1994 Stock Option Plan. The Compensation Committee consists of Directors Hoppner and Howard. The Compensation Committee met one time during fiscal 2000.

COMPENSATION OF DIRECTORS

For fiscal 2001, directors who are not employees of the Company will be paid $20,000 plus $500 for each board meeting (including committee meetings) attended in person or by teleconference, and may receive options to purchase shares of the Company's common stock at an exercise price equal to the fair market value of the stock on the date of grant. The amount of the option grants are determined on an annual basis. In addition, all directors are reimbursed for out-of-pocket expenses related to attending board and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid by the Company to its Chairman and the other three highest paid executive officers of the Company for services rendered during fiscal 2000, 1999, and 1998. No other executive officers of the Company earned salary and bonus in fiscal 2000 in excess of the disclosure threshold established by federal securities laws.

                             Summary Compensation Table

                                                                         Long-Term Compensation
                                                                 ------------------------------------
                                   Annual Compensation                    Awards             Payouts
                            ----------------------------------   -------------------------   -------
  (a)                (b)      (c)         (d)         (e)           (f)           (g)          (h)          (i)
                                                      /1/                         /2/          /3/          /4/
                                                                 Restricted    Securities
Name and                                          Other Annual     Stock       Underlying      LTIP      All Other
Principal                   Salary       Bonus    Compensation    Award(s)    Options/SARs   Payouts   Compensation
Position             Year     ($)         ($)         ($)           ($)           (#)          ($)          ($)
------------         ----   -------     -------   ------------   ----------   ------------   -------   -------------
William F. Wright,   2000   364,000        -           -             -             -            -
 12,371
 Chairman            1999   350,000     275,000        -             -            6,600         -
 13,388
                     1998   346,100     100,000        -             -           44,000         -
 17,060

Kathleen M. Evans,   2000   286,000     286,000        -             -             -            -          9,941
President            1999   275,000     275,000        -             -            5,500         -          9,760
                     1998   274,000     150,000        -             -           33,000         -         11,205

Jerry Fleming,       2000   208,000        -           -             -             -            -            396
President of         1999   200,000      65,000        -             -            4,400         -            396
Food For Health      1998   153,100 /4/  65,000        -             -           22,000         -             -
Co., Inc.

Michael D. James,    2000   130,000      30,000        -             -            4,500         -          6,538
Secretary,           1999   115,000      30,000        -             -            6,600         -          4,823
Treasurer and        1998   105,000      10,000        -             -            7,700         -          4,538
Chief Financial
Officer

----------------------------------

/1/ No disclosure is required in this column pursuant to applicable Securities and Exchange Commission Regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for each respective executive officer named.

/2/ Option grants for fiscal 1999 and 1998 have been adjusted to reflect the special 10% stock dividend paid in February 2000.

/3/ The Company does not have a long-term incentive plan as defined in
Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

/4/ The amount for fiscal 2000 consists of contributions to the Company's Profit Sharing Plan of $9,195, $8,311 and $6,538 for Mr. Wright, Ms. Evans and Mr. James, respectively, and the value of life insurance of $3,176, $1,180 and $396 for Mr. Wright, Ms. Evans and Mr. Fleming, respectively.

/5/ Mr. Fleming's salary amount represents the actual amount paid during the period from November 10, 1997 (the date Food For Health Co., Inc. was acquired by the Company) through September 30, 1998.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Options were granted during fiscal 2000 to the executive officers listed in the Summary Compensation Table (the "Named Officers") as summarized below:

                                         Percent of Total
                     Number of Shares    Options Granted                                  Grant Date
                        Underlying       to Employees In     Exercise      Expiration      Present
Name                 Options Granted       Fiscal Year         Price        Date /1/       Value /2/
-----------------    ----------------    ----------------    --------    -------------    -----------

Michael D. James          4,500                13.68%          $5.75     June 12, 2010       $3.19


-----------------------

/1/ Options awarded to Mr. James are exercisable in 20% increments over a five-year period and have an exercise price equal to the fair market value on the date of grant.

/2/ In accordance with the Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes option-pricing model. The Black-Scholes model is a complicated mathematical formula widely used to value exchange-traded options. However, stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the term of the option. In calculating the grant date present values set forth in the table, volatility was based on the daily stock market quotations for the one-year period preceding the grant date, yield was based on the annual dividend rate of $0.12 per share (the dividend rate in effect when the options were issued) and the risk-free rate of return was fixed at the rate for a U.S. Treasury strip on the date of grant. The following weighted average assumptions were used: expected volatility of 52.01%; dividend yield of 2.0%; risk free interest rate of 6.57%; and expected life of 10 years.

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

No options were exercised during fiscal 2000 by the Named Officers. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2000 for the Named Officers. All options have been adjusted to reflect the special 10% stock dividend paid in February 2000.



(a)                       (b)             (c)                 (d)                  (e)
                                                           Number of             Value of
                                                          Securities            Unexercised
                                                          Underlying           In-the-Money
                                                          Unexercised         Options/SARs at
                        Shares                          Options/SARs at         Fiscal Year
                       Acquired                        Fiscal Year End(#)          End($)
                          On             Value            Exercisable/          Exercisable/
Name                  Exercise(#)     Realized ($)       Unexercisable         Unexercisable
-----------------     -----------     ------------     ------------------     ---------------
William F. Wright        -0-               -0-            41,800/ 8,800       $88,176/$22,044
Kathleen M. Evans        -0-               -0-            31,900/ 6,600        73,032/ 18,258
Jerry Fleming            -0-               -0-            13,200/13,200        24,344/ 36,516
Michael D. James         -0-               -0-             6,600/14,400        17,106/ 12,781


LONG-TERM INCENTIVE PLANS AND OTHER MATTERS

The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for the Named Officers and has not repriced any options or SARs for any Named Officer during the last fiscal year.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with William F. Wright, the Chairman of the Board, Kathleen M. Evans, President of the Company, and Jerry Fleming, President of Food For Health Co., Inc. Each such agreement has a term expiring on December 31, 2002 and is automatically extended for one additional year each December 31, unless either the Company or the executive delivers a notice of non-extension at least 90 days prior to the scheduled automatic renewal date. Each agreement provides for the payment of a base salary in each year during the term thereof and provides that the executive shall be eligible to receive a bonus based upon performance in an amount determined by the Compensation Committee of the Board. Should the Board elect to terminate the agreements upon such executive's disability or death, such executive or his or her personal representative shall be entitled to receive his or her base salary for a period of six months following the termination. Should the Board elect to terminate the agreements for a reason other than serious misconduct (as defined in the agreements), such executive shall be entitled to receive a severance package equal to such executive's current base salary plus his or her previous year's bonus. Each executive will also be eligible to participate in the Company's 1994 Stock Option Plan and in other employee benefit plans maintained by the Company, including health and life insurance plans. Each agreement contains provisions under which the executive has agreed to maintain the confidentiality of information concerning the Company and its affairs and a covenant not to compete with the Company for a period of one year after such executive's employment with the Company terminates.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

THIS REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

EXECUTIVE OFFICER COMPENSATION.  The Company's Compensation Committee
(the "Committee") consists only of directors who are not officers or employees of the Company. The Committee endeavors to establish total compensation packages for each executive officer that fairly reflects the value of that executive officer's services to the Company and that will permit the Company to attract and retain high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

Executive officer compensation contains three principal components: (i) a base salary, (ii) a cash bonus and (iii) grants of options to purchase Common Stock under the Company's 1994 Stock Option Plan. Mr. Wright's, Ms. Evans' and
Mr. Fleming's base salaries are set forth in their employment agreements and are subject to annual increases as recommended by the Committee. The base salaries of other officers are determined as a function of their prior base salaries and the Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies and are not a function of any specific performance criteria. The Committee periodically compares base salaries paid to its executive officers with those paid by other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index (Standard & Poors Distributors (Food and Health) 500 Index) used in the Performance Graph included in this Proxy Statement. In general, the Committee determined that the base salaries paid to the Company's executive officers fell within the median range of base salaries paid by such comparable companies.

During fiscal 2000, the Committee adopted an executive compensation plan which established performance goals and criteria relating to the amounts of cash
bonuses paid to its executive officers in future years.   Stock option awards
will continue to be determined on an annual basis. The bonus portion of Mr. Wright's, Ms. Evans' and Mr. Fleming's compensation is paid based upon the performance goals established by the Compensation Committee and approved by the Board of Directors. In addition to bonuses paid in accordance with the executive compensation plan, the Compensation Committee may award additional bonus amounts on a discretionary basis if the Committee deems it to be appropriate.

The bonus portion of other executive officer's compensation is paid on a discretionary basis based upon the Committee's assessment of the executive's individual performance and the overall performance of the Company during the most recently completed fiscal year with respect to stockholder value, stock price, sales growth and net income. In general, it has been the Company's practice to award cash bonuses to the executive officers with respect to a particular fiscal year in amounts consistent with cash bonuses awarded in prior fiscal years as long as the Company achieves stock price, sales and net income levels specified in the Company's budget for such fiscal year.

Because ownership of the Company's Common Stock serves to align the economic interests of its executive officers with those of its stockholders, executive officers who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase Common Stock. Any grant of options to purchase Common Stock must be made with an exercise price no less than the closing sale price of the Common Stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. The amount of stock option awards granted to executive officers are also determined on a discretionary basis by the Committee considering the same criteria used to award cash bonuses.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the Chairman and to the four most highly compensated executive officers other than the Chairman. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

COMPENSATION OF CHAIRMAN. Mr. Wright's base salary is set by his employment agreement and is subject to annual increases as recommended by the Committee. It is the view of the Committee, based upon its periodic review of base salaries paid to chief executive officers of similarly situated companies, that Mr. Wright's base salary is reasonable and within the median range paid by such other companies.

Mr. Wright was not awarded a cash bonus during fiscal 2000 and he was not awarded any stock option grants as the performance criteria set forth in the executive compensation plan were not met.

                                      William R. Hoppner
                                      J. Tony Howard


COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Prior to February 25, 1994, the Company was a subsidiary of AMCON Corporation, which owned 87.5% of the issued and outstanding shares of the Company's Common Stock. AMCON Corporation's principal asset is a subsidiary corporation that is engaged in the beer distribution business in Eastern, Nebraska. William F. Wright, Kathleen M. Evans, J. Tony Howard and Allen D. Petersen are officers, directors or stockholders of AMCON Corporation. AMCON Corporation engages in certain transactions with the Company, including the provision of offices and administrative to the Company. The cost of the shared facilities are apportioned between them based upon their respective usages thereof and on terms no less favorable than would otherwise be available from unaffiliated parties. The Company was charged $60,000, $60,000, and $60,000 by AMCON Corporation during fiscal 2000, 1999, and 1998, respectively, as consideration for such services, which is included in the Company's selling, general and administrative expenses for those years.

The remaining interest in a condominium and furnishings and the related mortgage loan was transferred to the Company from AMCON Corporation in 1992 as partial settlement of intercompany balances. The condominium was sold in fiscal 2000. Under a profit sharing agreement with AMCON Corporation, $1,155,000, representing one-half of the net gain from the sale of the real estate, was allocated and paid to AMCON Corporation.

REPORT OF THE AUDIT COMMITTEE

THIS REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

The Audit Committee is comprised of William R. Hoppner, Timothy R. Pestotnik and Allen D. Petersen, each of whom is an independent director of the Company under the rules adopted by the American Stock Exchange. The Audit Committee operates under a written charter which is attached as an exhibit to this Proxy Statement.

The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. PricewaterhouseCoopers LLP ("PwC") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 29, 2000 with management of the Company and with representatives of PwC. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allows it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with PwC also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

In addition, the Audit Committee reviewed the independence of PwC. We received disclosures and a letter from PwC regarding its independence as required by Independent Standards Board Standards No. 1 and discussed this information with PwC.

Based on the foregoing, the Audit Committee has recommended to the full Board of Directors that the audited financial statements of the Company for the year ended September 29, 2000 be included in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission.

                                      William R. Hoppner
                                      Timothy R. Pestotnik
                                      Allen D. Petersen


COMPANY PERFORMANCE

THE GRAPH IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up the American Stock Exchange Composite Total Return Index, the NASDAQ Composite Total Return Index, and the Standard & Poors Distributors (Food & Health) 500 Index on September 29, 1995 through September 29, 2000 (the end of the Company's fiscal 2000). The Company is showing the return of both the American Stock Exchange Total Return Index and the NASDAQ Composite Total Return Index because the Common Stock was listed on the NASDAQ SmallCap Market until December 30, 1999. After that date, the Common Stock was listed on the American Stock Exchange. In future periods, the Company will no longer compare its total return to the NASDAQ Composite Total Return Index.



                              [GRAPH OMITTED]


                                9/29/95   9/27/96   9/26/97   9/25/98   9/24/99   9/29/00
                                -------   -------   -------   -------   -------   -------
AMCON Distributing Company        100      54.17    108.33    204.17    260.42    179.33
American Stock Exchange
 Total Return Index               100     101.86    127.94    119.90    154.71    191.17
Nasdaq Composite
 Total Return Index               100     118.68    162.92    165.50    270.38    358.96
S&P Distributors
 (Food and Health) 500 Index      100     112.38    140.41    189.98    199.90    272.38


                    RATIFICATION OF APPOINTMENT OF AUDITOR

PricewaterhouseCoopers LLP, who have been auditors for the Company since 1994, has been appointed by the Board of Directors as auditors for the Company and its subsidiaries for fiscal 2001. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
AUDITORS FOR FISCAL 2001.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to the Company's Bylaws, stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than February 20, 2001. Such proposals should set forth (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Pursuant to the Company's Bylaws, nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by February 20, 2001. Only stockholders of record as of the Record Date are entitled to bring business before the Annual Meeting or make nominations for directors.

In order to be included in the Company's proxy statement relating to its 2002 annual meeting, stockholder proposals must be submitted by October 16, 2001 to the Secretary of the Company at its home office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by shareholders for consideration at the Annual Meeting if the Company does not receive written notice of the matter on or before February
20, 2001.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares.
In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

The Company's Annual Report, including financial statements, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report is not to be considered part of this proxy solicitation material. IN ADDITION, ANY STOCKHOLDER WHO WISHES
TO RECEIVE A COPY OF THE FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES
AND EXCHANGE COMMISSION MAY OBTAIN A COPY WITHOUT CHARGE BY WRITING TO THE
COMPANY. Requests should be directed to Mr. Michael D. James at the Company's principal executive office.

                                      By Order of the Board of Directors


                                      Michael D. James

                                      -----------------------------------
                                      Michael D. James, Secretary

Omaha, Nebraska
February 13, 2001


                                Exhibit A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                     OF AMCON DISTRIBUTING COMPANY

I.  AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

   o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

   o Monitor the independence and performance of the Company's independent auditors.

   o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit
Committee has the ability to retain, at the Company's expense, independent special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the American Stock
Exchange LLC. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined in Section 121(A) of the AMEX's listing standards) directors who are not officers of the Company and are, in the view of the Board, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

If the Company's Board of Directors, under exceptional and limited circumstances, determines in accordance with the requirements of
Section 121(B)(b)(ii) of the AMEX's listing standards, as may be modified or supplemented, to appoint one director to the audit committee who is not independent, the Audit Committee shall disclose the nature of the relationship that makes that individual not independent and the reasons for the Board's determination in the Company's Annual Proxy Statement.

Audit Committee members shall be appointed by the Board on recommendation of the Chairman of the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures
-----------------

1.  Review and reassess the adequacy of this Charter as least annually.
Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. [Item 306(a)(1) of Regulation S-K]

3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls.
Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution.
Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards ("SAS") 61, as may be modified or supplemented (see item 11). [Item 306(a)(2) of Regulation S-K] The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, performance and effectiveness of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. Consider results of the independent accountant's last peer review, litigation status, and disciplinary actions, if any.

8. On an annual basis, the Committee will ensure a formal statement delineating all relationships between the auditors and the Company is received as required by Independence Standards Board ("ISB") Standard No. 1, as may be modified or supplemented, and will review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. [Item 306(a)(3) of Regulation S-K]

9.  Review the independent auditors' audit plan   discuss scope, staffing,
locations, reliance upon management, and internal audit and general audit approach.

10. Meet with the independent auditors and financial management of the Company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent auditors inform the Audit Committee of any significant changes in the independent accountant's original audit plan and that the outside accountants conduct a SAS 71 Interim Financial Review prior to the Company's filing of each quarterly report to shareholders (Form 10-Q).

11. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

12. Consider the independent auditors' judgments about the quality, appropriateness and accuracy of the Company's accounting principles as applied in its financial reporting.

13. Review with management and the independent auditors at the completion of the annual examination:

     a. Any related significant findings and recommendations of the independent auditors and internal audits together with management's responses thereto.

     b. Any significant changes required in the independent auditors' audit plan, any serious difficulties or disputes with management encountered during the course of the audit and their resolution, and other matters related to the conduct of the audit which are to be communicated to the committees under generally accepted auditing standards.

Legal Compliance
----------------

14. On at least an annual basis, review with the Company's counsel any legal or regulatory matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

15. Inquire of management and the independent auditors about significant risks or exposures that exist and assess the steps management has taken to minimize such risks and exposures to the companies.

16. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of this area by Internal Audits.

Other Audit Committee Responsibilities
--------------------------------------

17. Annually prepare a report to shareholders as required by the Securities and Exchange Commission (the "SEC"). The report should be included in the Company's annual proxy statement. [Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A]

Such report shall state whether, based on the review required by the SEC, the Audit Committee recommended to the Board that the financial statements be included in annual reports filed with the SEC for the respective fiscal year.
[Item 306(a)(4) of Regulation S-K]

18. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

19. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.



                               REVOCABLE PROXY
                         AMCON DISTRIBUTING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMCON
DISTRIBUTING COMPANY FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON FRIDAY, MARCH 9, 2001 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of AMCON Distributing
Company (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites
Hotel, 555 South 10th Street, Omaha, Nebraska, on Friday, March 9, 2001, at
9:00 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

  1.  ELECTION OF DIRECTORS.
      / /  FOR the nominees listed below for the term to expire in 2003

           William F. Wright      Jerry Fleming      William R. Hoppner

           (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR" and cross out such nominee's name.)

      / /  WITHHOLD AUTHORITY to vote for all nominees listed above

  2.  AUDITORS.  Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal 2001.
      / /  FOR           / /  AGAINST           / /  ABSTAIN

  3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS
AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

             (continued and to be signed on the reverse hereof)


This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for March 9, 2001 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Dated:              , 2001.
      --------------


                                     ---------------------------------------
                                     (Signature)



                                     ---------------------------------------
                                     (Signature if held jointly)

                                     Please sign exactly as name appears on
                                     this proxy.  When shares are held by
                                     joint tenants, both should sign.  When
                                     signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give your full title.  If a
                                     corporation, please sign in full
                                     corporate name by authorized officer.
                                     If a partnership, please sign in
                                     partnership name by authorized person.

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


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